UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	75-2896356 (I.R.S. Employer Identification No.)
1700 Pacific Avenue, Suite 1400
Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates:	333-127385

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	N/A
Securities to be registered pursuant to Section 12(g) of the Exchange Act:
Title of Each Class
to be so Registered

Common stock, par value $0.01 per share

Item 1.      Description of Registrant’s Securities to be Registered
          A description of the common stock, par value $.01 per share (the “Common Stock”), of Penson Worldwide, Inc. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement, as amended, on Form S-1 (File No. 333-127385) (the “Registration Statement”) relating to the Securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Securities contained in the Prospectus under the heading “Description of capital stock” is hereby incorporated by reference into this Form 8-A.
          The Securities have been approved for quotation on The Nasdaq National Market under the symbol “PNSN”, subject to official notice of issuance.
Item 2.      Exhibits
     The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit Description

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registration Statement).

3.2	Form of Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registration Statement).

4.1	Specimen certificate for shares of common stock (Incorporated by reference to Exhibit 4.1 of the Registration Statement).

4.2	Amended and Restated Registration Rights Agreement between Roger J. Engemoen, Jr., Philip A. Pendergraft and Daniel P. Son and the Registrant dated November 30, 2000 (Incorporated by reference to Exhibit 4.2 of the Registration Statement).

4.3	Amended and Restated Investors’ Rights Agreement between TCV V, L.P., TCV V Member Fund, L.P., the Registrant and the Company Subsidiaries dated September 30, 2005 (Incorporated by reference to Exhibit 4.3 of the Registration Statement).

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PENSON WORLDWIDE, INC.
Date: May 15, 2006	By:	/s/ Philip A. Pendergraft
		Name:	Philip A. Pendergraft
		Title:	Chief Executive Officer